EXHIBIT 10.39

Commercial Sublease

December 15, 2016 (the “Effective Date”)

This Agreement is by and between Spotlight Innovation Inc. (“Sublessee”) (Spotlight), a Nevada, Corporation located at 6750 Westown Pkwy #200-226 West Des Moines, IA 50265 and K4 Enterprises, LLC. (K4), (“Sublessor”) an Iowa, Limited Liability Corporation, located at 11147 Aurora Ave., Building 3, Urbandale, IA 50322.

Background

A. This is an agreement (the “Agreement” or the "Sublease") to sublet real property according to the terms specified below.

B. The Sublessee and Sublessor are herein referred to individually as a “Party” and collectively as “Parties.”

C. The Lessor is the holder of the Master Lease (hereinafter defined) with respect to the Premises (hereinafter defined). The Master Lease is the applicable lease with respect to the Premises between the Lessor and the Sublessor.

IN CONSIDERATION OF the Sublessor subletting and the Sublessee renting the Subleased Premises (hereinafter defined), both Parties agree to keep, perform and fulfill the promises, conditions and agreements below:

1. Subleased Premises

The Sublessor leases to the Sublessee a portion of the Premises (the “Subleased Premises,” hereinafter defined) that is approximately 50% of 3,504 net rentable square feet (rectilinear) or 1,752 net rentable square feet. The Premises are herein referred to as that certain property more commonly known as 11147 Aurora Avenue Building 3 Urbandale, Iowa 50322. (“Premises”). The Subleased Premises are more particularly described as follows in Exhibit A. The Sublessee understands and agrees that the use of the Premises is subject and subordinate to the Master Lease between Sublessor and Aurora Business Park II, LLC.

2. Term

The term (the "Term") of the Sublease is a periodic tenancy of a five year duration commencing at 12:00 noon on the fifteenth (15th) day of December, 2016, ending on the first (1st) day of December, 2021, and automatically continuing on a year-to-year basis unless and until the Sublessor or the Sublessee exercises the termination provisions set forth herein to terminate the tenancy.

3. Payable Rent

Subject to the provisions of this Agreement, the adjusted monthly rent (the “Payable Rent”) to be paid by Sublessee to Sublessor pursuant to the terms herein for the Subleased Premises is $9.00 per square foot with 2% annual escalations, with the first increase occurring on December 1, 2017. Total monthly payable rent is $1,314 per month.

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In addition, Sublessee agrees to pay its proportionate share of the Sublessor’s expenses under the Master Lease. As of the date of this Sublease, expenses to be paid by Sublessee are $5.48 per square foot. Total monthly expenses are $800.08. The initial total payable rent and expenses to be paid are $2,114.08. Sublessor shall provide notice to Sublessee upon any change in the amount of expenses due under the Master Lease.

All rental payments should be paid directly to the Sublessor by mailing such payment (in immediately available funds) to Sublessor at the address in the introductory paragraph of this agreement or at such other place as the Sublessor may designate at any time by giving notice thereof to Sublessee pursuant to Section 5 of this Agreement.

4. RESERVED

5. Notices and Records

5a. Any notice that either party may or is required to give, shall be given by mailing the same, postage prepaid, to the Sublessee at the address in the introductory paragraph of this Agreement, or the Sublessor at the address in the introductory paragraph of this Agreement, or at such other places as may be designated by the Parties in writing from time to time.

6. Termination

6a. Either Party may terminate this Sublease at the end of the existing term by giving notice to the other Party at least 60 days prior to the date of termination. If no Party gives notice, this Sublease shall be automatically renewed for an additional year, and shall continue to be renewed on a yearly basis unless and until such time as either Party gives notice of termination at least 60 days prior to the end of any such extension term. The Sublessor shall give any legally required notices regarding this automatic renewal to the Sublessee as may be required by the jurisdiction in which this Agreement was executed.

6b. Both Parties herein agree that this Agreement shall automatically terminate at the same time as the Master Lease. The Sublessor shall give prompt notice to the Sublessee of any notice it receives regarding any default or termination of such Master Lease.

7. Use

The Sublessee may occupy and use the premises for office use and any lawful purpose. The Sublessee may occupy or use the Subleased Premises in this manner at any time. The Subleased Premises shall be for no other purpose. The Sublessor represents that the Subleased Premises may lawfully be used for such purpose.

8. Alterations

The Sublessee shall not, without first obtaining the written consent of the Sublessor, make any alterations, additions, or improvements, in, to or about the Subleased Premises.

9. Ordinances & Statutes

The Sublessee shall comply with all statutes, ordinances and requirements of all municipal, state and federal authorities now in force, or that may hereafter be in force, pertaining to the Subleased Premises, occasioned by or affecting the use by the Lessee.

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10. Duties and Performance of Sublessee

The Parties herein agree that the Sublessee shall not be obligated to perform any specific duties in relation to the Subleased Premises outside of a timely payment of Payable Rent and the adherence to the terms herein agreed to.

11. Assignment & Subletting

The Sublessee shall not assign this Sublease or sublet any portion of the Subleased Premises without prior written consent of the Sublessor. Any such assignment or subletting without consent shall be void.

12. Indemnification of Sublessor and Facilitator

12a. The Sublessor and its agents shall not be liable for any damage to property entrusted to the employees of the building, nor for loss or damage to any property by theft or damage, nor from any injury to or damage to persons or property resulting from any cause whatsoever, unless caused by or due to the negligence or willful misconduct of the Sublessor, its agents or employees. The Sublessor shall not be liable for any latent defect in the Subleased Premises or in the building of which they are a part. Sublessee shall indemnify and hold Sublessor harmless from any and all damages, claims, losses, and costs incurred by Sublessor arising from or related to (i) Sublessee’s breach of this Sublease or (ii) Sublessee or its agents actions or omissions.

13. Destruction of Subleased Premises

In the event that the building in which the Subleased Premises may be situated is destroyed to an extent of not less than one-third of the replacement costs thereof, the Lessor or Sublessor may elect to terminate this Sublease whether the demised Subleased Premises be injured or not. A total destruction of the building in which the Subleased Premises may be situated shall terminate this Sublease.

14. Sublessor’s Remedies Upon Default

If the Sublessee defaults in the payment of Payable Rent, or any additional rent, or defaults in the performance of any of the other covenants or conditions of this Agreement, the Sublessor may give the Sublessee written notice of such default and if the Sublessee does not cure any such default within ten (10) business days after the giving of such notice (or, if such other default is of such a nature that it cannot be completely cured within such period, if the Lessee does not commence such curing within such ten (10) business days and thereafter proceed with reasonable diligence and in good faith to cure such default), then the Sublessor may terminate this Sublease by giving not less than thirty (30) calendar days’ written notice to the Sublessee. On the date specified in such notice the term of this Sublease shall terminate, and the Sublessee shall then quit and surrender the Subleased Premises to the Sublessor, but the Sublessee shall remain liable as hereinafter provided. If this Sublease shall have been so terminated by the Sublessor, the Sublessor may at any time thereafter resume possession of the Subleased Premises by any lawful means and remove the Sublessee or other occupants and their effects. No failure to enforce any term shall be deemed a waiver

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15. Security Deposit

The Sublessee shall pay to Sublessor a security deposit of $4,201.94.

16. Taxes

(a) The Sublessor or their agent, or (b) the Lessor or their agent shall be responsible for paying any and all applicable taxes on the Subleased Premises.

17. Common Area Expenses, Utilities and Other Expenses

The Sublesee shall not be required to pay for any expenses outside of the agreed upon monthly Payable Rent. Common area expenses, utilities, maintenance and other expenses shall not be charged to the Sublessee.

18. Waiver

No failure of the Sublessor or the Sublessee to enforce any term of this Agreement shall be deemed to be a waiver.

19. Heirs, Assigns & Successors

This Agreement is binding upon and inures to the benefit of the heirs, assigns and successors in interest to the parties.

20. Representation on Authority of Parties/Signatories

Each person signing this Agreement represents and warrants that he or she is duly authorized and has legal capacity to execute and deliver this Agreement on behalf of their respective corporation, sole proprietorship, partnership or other entity. Each Party represents and warrants to the other that the execution and delivery of the Agreement and the performance of such Party's obligations hereunder have been duly authorized and that the Agreement is a valid and legal agreement binding on such Party and enforceable in accordance with its terms.

 21. Subordination

This Sublease is and shall be subordinated to all existing and future liens and encumbrances against the property. If any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by the Sublessor covering the Subleased Premises, the Sublessee shall recognize such purchaser as the Sublessor under this Sublease.

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22. Severability

If any provision of this Agreement is found invalid or unenforceable under judicial decree or decision, the remainder shall remain valid and enforceable according to its terms. Without limiting the previous, it is expressly understood and agreed that each and every provision of this Agreement that provides for a limitation of liability, disclaimer of warranties, or exclusion of damages is intended by the Parties to be severable and independent of any other provision and to be enforced as such. Further, it is expressly understood and agreed that if any remedy under this Agreement is determined to have failed of its essential purpose, all other limitations of liability and exclusion of damages set forth in this Agreement shall remain in full force and effect.

23. Governing Law

This Agreement shall be governed by the laws of the State of Iowa applicable to Agreements made and fully performed in Iowa by Iowa residents.

24. Entire Agreement

The Parties acknowledge that this Agreement expresses their entire understanding and Agreement, and that there have been no warranties, representations, covenants or understandings made by either party to the other except such as are expressly set forth in this section. The Parties further acknowledge that this Agreement supersedes, terminates and otherwise renders null and void any and all prior Agreements or contracts, whether written or oral, entered into between the Sublessee and the Sublessor with respect to the matters expressly set forth in this Agreement.

This contract has not been drafted for any particular set of facts. Both Parties have had an opportunity to consult with an attorney of their choice and at their cost.

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Understood, Agreed & Approved

The undersigned have carefully reviewed this Sublease and agree to and accept all of its terms and conditions, and have executed this Agreement as of the Effective Date above.

Sublessor:	Sublessee:

K-4 Enterprises LLC	Spotlight Innovation Inc

Name	Name

Title	Title

Date	Date

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